UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Cott Corporation

(Exact name of Registrant as specified in its charter)

Canada	98-0154711
(State or other jurisdiction of incorporation	(I.R.S. Employer
or organization)	Identification No.)

1200 Britannia Rd., East Mississauga, Ontario, Canada	L4W 4T5

Corporate Center III 4221 W. Boy Scout Blvd., Suite 400 Tampa, Florida, United States	33607
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Rights attached to Common Shares without nominal or par value pursuant to Rights Agreement	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. [X]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. [ ]

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. [ ]

Securities Act registration statement or Regulation A offering statement file number to which this form relates: Not Applicable

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.	Description of Registrant’s Securities to be registered

On May 1, 2018, Cott Corporation (the “Company”) entered into a Shareholder Rights Plan Agreement with Computershare Investor Services Inc. (the “Rights Agreement”), which provides for the issuance of one right (a “Right”) for each outstanding common share without nominal or par value outstanding at the close of business on May 1, 2018.

The description of the Rights Agreement and the Rights is included in the Company’s Current Report on Form 8-K, filed with the U.S. Securities and Exchange Commission on May 4, 2018 (the “Form 8-K”) and is incorporated by reference herein. Such description does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement (including the form of Rights Certificate, attached thereto as Exhibit A) which is incorporated herein by reference to Exhibit 4.1 to the Form 8-K.

Item 2.	Exhibits

		Incorporated by Reference				Filed Herewith
Exhibit No.	Description	Form	Exhibit	Filing Date	File No.
3.1	Articles of Amalgamation of Cott Corporation, as amended					*
3.2	By-laws of Cott Corporation, as amended					*
4.1	Shareholder Rights Plan Agreement, dated as of May 1, 2018, between Cott Corporation and Computershare Investor Services Inc., as Rights Agent	8-K	4.1	5/4/18	001-31410

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Cott Corporation

May 4, 2018	By:		/s/ Marni Morgan Poe
		Name:	Marni Morgan Poe
		Title:	Vice President, General Counsel and Secretary